UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (817) -529-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 20, 2018, the Company has appointed J. Michael Carmena, 62, to serve as the Company’s new Chief Executive Officer. Mr. Carmena has served as the Company’s Chief Financial Officer since 2016.

Prior to joining the Company, Mr. Carmena served as Senior Director, Business & Sales Operations, of Smith and Nephew plc, formerly known as Healthpoint Biotherapeutics. Mr. Carmena previously served Healthpoint Biotherapeutics as Senior Director, Finance & Administration (from 2008 to 2010) and as Controller (from 1998 to 2008). Mr. Carmena began his career at Arthur Andersen & Co., after graduating, magna cum laude, with a BBA in Accounting from Texas Christian University in 1978.

The Board of Directors of the Company believes that Mr. Carmena’s leadership skills are well-suited to maintaining the Company’s current trajectory.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wound Management Technologies, Inc.

Date: February 20, 2018	By:	/s/ Michael Carmena
	Name:	Michael Carmena
	Title:	Chief Executive Officer